Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Investors:	Media:
Douglas A. Fox, CFA	Robb Kristopher
Vice President, Investor Relations	Director, Corporate Communications
and Treasurer	and Public Relations
+ 1 847 793 6735	+ 1 847 793 5514
dfox@zebra.com	rkristopher@zebra.com

Zebra Technologies Announces Record Sales and Earnings

for the 2013 Third Quarter

Improving business conditions lead to record sales in North America and Asia Pacific;

Profitability increases for second consecutive quarter

Lincolnshire, IL, November 5, 2013—Zebra Technologies Corporation (NASDAQ: ZBRA) today announced 2013 third quarter diluted earnings per share from continuing operations of a record $0.76, including exit, restructuring and acquisition costs that reduced earnings by $0.01 per share. Income from continuing operations for the third quarter of 2012 totaled $0.51 per share, which included acquisition costs and a non-cash asset impairment charge that reduced earnings by $0.19 per share. Net sales for the quarter ended September 28, 2013, increased 4.6% to a record $263,523,000 from $252,037,000 for the third quarter of 2012.

Summary Financial Performance (Unaudited)
	3Q13	3Q12	Change
Net sales (in 000s)	$263,523	$252,037	4.6%
Gross margin (%)	48.8	50.4	(1.6	) pts.
Operating margin (%)	17.7	15.4	2.3 pts.
Income from continuing operations (in 000s)	$38,600	$26,581	45.2%
Income (loss) from discontinued operations, net of tax (in 000s)	$0	$516	N/M
Net income (in 000s)	$38,600	$27,097	42.5%
Diluted earnings per share:
Income from continuing operations	$0.76	$0.51	49.0%
Income from discontinued operations	$0.00	$0.01	N/M
Net income	$0.76	$0.52	46.2%

“A steady run-rate business through the quarter complemented an improving pipeline for large enterprise deals, as we continued to extend Zebra’s industry leadership,” stated Anders Gustafsson, Zebra’s chief executive officer. “Favorable trends with customers in manufacturing, retail and healthcare, are resulting from our success in developing strong channels and securing tighter engagements with strategic customers. Zebra’s expanding range of products and solutions are enabling our customers to gain greater visibility across their value chains. Zebra remains well positioned to benefit from important technology trends such as the Internet of Things, Big Data and Cloud Computing which are creating new opportunities for growth and shareholder value creation.”

As of September 28, 2013, Zebra had $466,325,000 in cash and investments, and no long-term debt. Net inventories were $106,628,000, and net accounts receivable were $175,639,000.

For the first nine months of 2013, net sales were $753,620,000, compared with $742,989,000 for the first nine months of 2012. Net income for the nine months ending September 28, 2013, was $92,708,000, or $1.81 per diluted share, compared with $87,914,000, or $1.69 per diluted share, for the same period in 2012.

Discussion and Analysis – Third Quarter

•	Net sales growth of 4.6% included sales growth in all regions, including record sales in North America and Asia Pacific. The increase was primarily due to high sales of supplies, aftermarket parts and services. The 11.7% growth in supplies, which include labels, thermal ribbons and wristbands, was all on an organic basis.

•	Gross profit margin of 48.8%, versus 50.4% for 2012, reflects changes in product mix and higher costs for freight-in.

•	Operating expenses decreased by 7.2%, principally from a goodwill impairment charge of $9,114,000 in 2012. Operating expenses before the impairment charge increased 3.5% from higher compensation costs and outside professional services, as well as increased amortization and exit and restructuring costs.

•	The effective income tax rate for 2013 reflects the impact of a higher proportion of income generated in jurisdictions with lower tax rates. In addition, the 2012 rate includes the effect of a non-deductible non-cash asset impairment charge.

Stock Purchase Update

During the third quarter of 2013, Zebra returned $29,896,000 to shareholders through the repurchase of 641,719 shares of Zebra Technologies Corporation Class A Common Stock at a weighted average price of $46.59 per share. At September 28, 2013, the company had 753,575 shares remaining in its stock buyback authorization, and 50,229,576 shares of common stock were outstanding.

Fourth Quarter Outlook

Zebra announced its financial forecast for the fourth quarter of 2013. Net sales are expected within a range of $263,000,000 to $273,000,000. Diluted earnings per share are expected within a range of $0.72 to $0.82.

Conference Call Notification

Investors are invited to listen to a live webcast of Zebra’s conference call discussing the company’s financial results for the third quarter of 2013. The conference call will be held at 11:00 AM Eastern Time today. To listen to the call, visit the company’s website at http://www.zebra.com.

Forward-looking Statement

This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s financial forecast for the fourth quarter of 2013 stated in the paragraph above captioned “Fourth Quarter Outlook.” Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit, capital markets volatility, may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of a large investment portfolio, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. The success of integrating acquisitions could also affect profitability, reported results and the company’s competitive position in it industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “estimate,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission. In particular, readers are referred to Zebra’s Form 10-K for the year ended December 31, 2012.

About Zebra Technologies

A global leader respected for innovation and reliability, Zebra Technologies Corporation (NASDAQ: ZBRA) offers technologies that give a virtual voice to an organization’s assets, people and transactions, enabling organizations to unlock greater business value. The company’s extensive portfolio of marking and printing technologies, including RFID and real-time location solutions, illuminates mission-critical information to help customers take smarter business actions. For more information about Zebra’s solutions, visit http://www.zebra.com.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	September 28, 2013	December 31, 2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$64,196	$64,740
Investments and marketable securities	399,541	324,140
Accounts receivable, net	175,639	168,732
Inventories, net	106,628	123,357
Deferred income taxes	13,434	13,484
Income taxes receivable	5,604	—
Prepaid expenses and other current assets	14,421	16,410

Total current assets	779,463	710,863

Property and equipment at cost, less accumulated depreciation and amortization	100,515	101,349
Long-term deferred income taxes	—	2,602
Goodwill	94,942	94,942
Other intangibles, net	33,594	39,151
Long-term investments and marketable securities	2,588	5,195
Other assets	16,536	13,646

Total assets	$1,027,638	$967,748

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26,675	$23,045
Accrued liabilities	49,448	57,234
Deferred revenue	15,104	13,326
Income taxes payable	7,346	1,609

Total current liabilities	98,573	95,214
Long-term deferred tax liability	2,236	—
Deferred rent	1,256	1,303
Other long-term liabilities	15,230	14,229

Total liabilities	117,295	110,746

Stockholders’ equity:
Preferred Stock	—	—
Class A Common Stock	722	722
Additional paid-in capital	139,768	139,523
Treasury stock	(681,388)	(641,438)
Retained earnings	1,461,228	1,368,520
Accumulated other comprehensive loss	(9,987)	(10,325)

Total stockholders’ equity	910,343	857,002

Total liabilities and stockholders’ equity	$1,027,638	$967,748

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Net sales:
Net sales of tangible products	$249,919	$239,786	$714,949	$706,970
Revenue from services and software	13,604	12,251	38,671	36,019

Total net sales	263,523	252,037	753,620	742,989

Cost of sales:
Cost of sales of tangible products	128,191	118,751	370,966	357,764
Cost of services and software	6,722	6,362	20,072	18,041

Total cost of sales	134,913	125,113	391,038	375,805

Gross profit	128,610	126,924	362,582	367,184

Operating expenses:
Selling and marketing	34,395	32,321	101,740	96,593
Research and development	22,376	22,007	67,435	64,759
General and administrative	22,452	22,481	71,781	71,203
Amortization of intangible assets	1,831	1,670	5,557	3,210
Acquisition costs	268	566	1,368	2,072
Exit and restructuring costs	519	0	3,515	0
Asset impairment charge	0	9,114	0	9,114

Total operating expenses	81,841	88,159	251,396	246,951

Operating income	46,769	38,765	111,186	120,233

Other income (expense):
Investment income	550	541	1,700	1,959
Foreign exchange loss	(173)	(514)	(733)	(936)
Other, net	(5)	(294)	1,468	(1,144)

Total other income (expense)	372	(267)	2,435	(121)

Income from continuing operations before income taxes	47,141	38,498	113,621	120,112
Income taxes	8,541	11,917	20,921	33,014

Income from continuing operations	38,600	26,581	92,700	87,098
Income from discontinued operations, net of tax	0	516	8	816

Net income	$38,600	$27,097	$92,708	$87,914

Basic earnings per share:
Income from continuing operations	$0.76	$0.52	$1.82	$1.68
Income from discontinued operations	0.00	0.01	0.00	0.02

Net income	$0.76	$0.53	$1.82	$1.70

Diluted earnings per share:
Income from continuing operations	$0.76	$0.51	$1.81	$1.67
Income from discontinued operations	0.00	0.01	0.00	0.02

Net income	$0.76	$0.52	$1.81	$1.69

Basic weighted average shares outstanding	50,590	51,566	50,808	51,775
Diluted weighted average and equivalent shares outstanding	50,924	51,809	51,171	52,041

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Amounts in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Net income	$38,600	$27,097	$92,708	$87,914
Other comprehensive income (loss):
Unrealized gains (losses) on hedging transactions, net of income taxes	(1,007)	(3,946)	345	(6,192)
Unrealized holding gains (losses) on investments, net of income taxes	433	392	(506)	917
Foreign currency translation adjustment	182	12	499	198

Comprehensive income	$38,208	$23,555	$93,046	$82,837

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Nine Months Ended
	September 28, 2013	September 29, 2012
Cash flows from operating activities:
Net income	$92,708	$87,914
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	23,312	18,906
Share-based compensation	9,372	11,485
Asset impairment charge	—	9,114
Excess tax benefit from share-based compensation	(4,170)	(1,492)
Loss on sale of property and equipment	172	178
Gain on sale of business	—	(613)
Deferred income taxes	4,888	2,755
Changes in assets and liabilities:
Accounts receivable, net	(6,641)	(6,108)
Inventories, net	16,702	11,981
Other assets	2,257	12,070
Accounts payable	(445)	(10,843)
Accrued liabilities	(6,256)	(11,341)
Deferred revenue	1,752	2,644
Income taxes	3,040	14,711
Other operating activities	298	(6,378)

Net cash provided by operating activities	136,989	134,983

Cash flows from investing activities:
Purchases of property and equipment	(13,522)	(17,140)
Proceeds from the sale of business	—	27,580
Acquisition of business, net of cash acquired	—	(59,874)
Acquisition of intangible assets	(1,500)	(3,000)
Purchase of long-term equity investment	(1,708)	(5,000)
Purchases of investments and marketable securities	(338,227)	(483,349)
Maturities of investments and marketable securities	41,021	324,139
Proceeds from sales of investments and marketable securities	223,905	133,863

Net cash provided by (used in) investing activities	(90,031)	(82,781)

Cash flows from financing activities:
Purchase of treasury stock	(58,459)	(39,697)
Proceeds from exercise of stock options and stock purchase plan purchases	6,470	1,909
Excess tax benefit from share-based compensation	4,170	1,492

Net cash used in financing activities	(47,819)	(36,296)

Effect of exchange rate changes on cash	317	(71)

Net increase (decrease) in cash and cash equivalents	(544)	15,835
Cash and cash equivalents at beginning of period	64,740	36,418

Cash and cash equivalents at end of period	$64,196	$52,253

Supplemental disclosures of cash flow information:
Income taxes paid	$10,951	$16,773

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SALES INFORMATION

(Amounts in thousands)

(Unaudited)

SALES BY PRODUCT CATEGORY

	Three Months Ended
	September 28,	September 29,	Percent	Percent of	Percent of
Product Category	2013	2012	Change	Net Sales – 2013	Net Sales – 2012
Hardware	$186,721	$183,053	2.0	70.8	72.6
Supplies	61,897	55,423	11.7	23.5	22.0
Service and software	13,604	12,251	11.0	5.2	4.9

Subtotal products	262,222	250,727	4.6	99.5	99.5
Shipping and handling	1,301	1,310	(0.7)	0.5	0.5

Total net sales	$263,523	$252,037	4.6	100.0	100.0

	Nine Months Ended
	September 28,	September 29,	Percent	Percent of	Percent of
Product Category	2013	2012	Change	Net Sales – 2013	Net Sales – 2012
Hardware	$532,350	$548,222	(2.9)	70.7	73.9
Supplies	178,638	154,893	15.3	23.7	20.8
Service and software	38,671	36,019	7.4	5.1	4.8

Subtotal products	749,659	739,134	1.4	99.5	99.5
Shipping and handling	3,961	3,855	2.7	0.5	0.5

Total net sales	$753,620	$742,989	1.4	100.0	100.0

SALES BY GEOGRAPHIC REGION

	Three Months Ended
	September 28,	September 29,	Percent	Percent of	Percent of
Geographic Region	2013	2012	Change	Net Sales – 2013	Net Sales – 2012
Europe, Middle East and Africa	$79,225	$75,637	4.7	30.1	30.0
Latin America	26,252	26,188	0.2	10.0	10.4
Asia-Pacific	41,922	36,843	13.8	15.9	14.6

Total International	147,399	138,668	6.3	56.0	55.0
North America	116,124	113,369	2.4	44.0	45.0

Total net sales	$263,523	$252,037	4.6	100.0	100.0

	Nine Months Ended
	September 28,	September 29,	Percent	Percent of	Percent of
Geographic Region	2013	2012	Change	Net Sales – 2013	Net Sales – 2012
Europe, Middle East and Africa	$237,811	$239,615	(0.8)	31.6	32.3
Latin America	73,706	73,846	(0.2)	9.8	9.9
Asia-Pacific	111,803	105,912	5.6	14.8	14.3

Total International	423,320	419,373	0.9	56.2	56.5
North America	330,300	323,616	2.1	43.8	43.5

Total net sales	$753,620	$742,989	1.4	100.0	100.0

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

PRINTER UNITS and AVERAGE UNIT PRICES

(Unaudited)

	Three Months Ended
	September 28,	September 29,	Percent
	2013	2012	Change
Total printers shipped	325,395	310,972	4.6
Average selling price of printers shipped	$482	$492	(2.0)

	Nine Months Ended
	September 28,	September 29,	Percent
	2013	2012	Change
Total printers shipped	953,420	938,827	1.6
Average selling price of printers shipped	$471	$488	(3.5)